Exhibit 21.1

RigNet, Inc. Subsidiaries

Entity Name
Cyphre Security Solutions LLC RigNet Mozambique Limitada RigNet Ghana Limited RigNet SatCom, Inc.
LandTel, Inc.
LandTel Communications, L.L.C.
ComPetro Communications Holdings LLC
ComPetro Communications LLC
RigNet Luxembourg Holdings S.ár.l.
RigNet Global Holdings S.ár.l.
RigNet AS (formerly known as RigNet E.H. Holding Company AS)
RigNet UK Holdings Limited
RigNet UK Limited
NesscoInvsat Limited
RigNet Pte Ltd
RigNet Sdn. Bhd.
RigNet Australia Pty Ltd
RigNet Qatar W.L.L.
ComPetro Comunicações Holdings do Brasil Ltda
RigNet Serviços de Telecomunicações Brasil Ltda.
RigNet Middle East LLC
RigNet (CA), Inc.
RigNet BRN SDN BHD
Shabakat Rafedain Al Iraq Al Jadeed for Trade in Communication Equipment and Devices LLC
RigNet Company for Communication Services Ltd
RNET Properties LLC
RigNet Newco, Inc.
RigNet Holdings, LLC
RigNet EIS, Inc.
RigNet Middle East – FZE
RigNet AP Facilities & Services Limited (NGA)
RigNet Angola, LDA
Munaicom LLP
RigNet Mobile Solutions Limited
RigNet de Mexico
RNSAT Services de Mexico
Orgtec, S.A.P.I. de C.V.
RigNet Russia, LLC

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